Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT is entered into this 16th day of July, 2018, between CNO Services, LLC (the “Company”) and Bruce K. Baude (“Executive”).

Recitals

A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of January 6, 2015 and Amendments to Employment Agreement dated as of July 30, 2015 and August 11, 2017 (collectively, the “Agreement”).

B.The Company and Executive desire to further amend the Agreement to extend its Term (as defined in the Agreement) and to make the other changes set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from July 31, 2018 to July 31, 2019. All other provisions of Section 2 of the Agreement shall remain unchanged.

2.	Section 5(b) of the Agreement is hereby amended solely to change “2018 bonus” in the penultimate sentence to “2019 bonus.” All other provisions of Section 5(b) of the Agreement shall remain unchanged.

3.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO SERVICES, LLC

/s/ Gary C. Bhojwani
Gary C. Bhojwani
President

/s/ Bruce K. Baude
Bruce K. Baude